EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT
              AMONG EQUITY INNS SERVICES, INC ., EQUITY INNS, INC.
                              AND DONALD H. DEMPSEY

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of July 20, 1998, is by and among EQUITY INNS SERVICES, INC., a Tennessee corporation (the "Company"), EQUITY INNS, INC., a Tennessee corporation (the "Parent") and DONALD
H. DEMPSEY (the "Executive").


                                R E C I T A L S :

         The Company is a Tennessee corporation which provides management services to the Parent pursuant to a management services agreement dated as of December 30, 1994.

         The Parent is a Tennessee corporation which is organized as a self-advised equity real estate investment trust.

         Each of the Parent and the Company desire to employ the Executive to serve as the Executive Vice President, Secretary, Treasurer and Chief Financial Officer of each of the Parent and the Company.

         The Executive desires to be so employed on the terms and subject to the conditions hereinafter stated.

         NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth the parties agree as follows:

         1. Employment. Each of the Parent and the Company shall employ the Executive, and the Executive agrees to be so employed in the capacity of Executive Vice President, Secretary, Treasurer and Chief Financial Officer of each of the Parent and the Company, to serve for the Term, as defined hereinbelow, subject to earlier termination as hereinafter provided.

         2. Term. The term of the Executive's employment hereunder (the "Term") shall be for a period commencing on the date of this Agreement and continuing for a period of two (2) years until July 20, 2000, unless terminated earlier as provided herein.

         3. Services. The Executive shall devote such amount of his time and attention to the Parent's and the Company's affairs as are necessary to perform his duties hereunder. Specifically, the Executive shall have complete senior management authority and responsibility with respect to





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the  day-to-day  operations of each of the Parent's and the Company's  financial staff and personnel, as well as implementation of the financial strategy of each of the Parent and the Company, consistent with directions from the respective Board of Directors. He shall have full authority and responsibility, subject to the general direction, approval and control of each of the Parent's and the Company's Board of Directors for formulating policies and administering the Parent and its financial policies and strategies in all respects and to negotiate for and cause the Parent and the Company to undertake other activities, agreements and programs at the direction of the respective Board of Directors.

         4. Compensation. (a) During the Term, the Company shall pay the Executive for his services an annual base salary ("Base Salary") of Two Hundred Seventy Thousand Dollars ($270,000.00), to be paid in equal payments bi-weekly, subject to any increases in base compensation as may be approved by the joint Compensation Committee of the Parent's and the Company's Board of Directors (the "Compensation Committee").

         (b) In addition to the annual base salary described in Section (a) above, the Executive (i) will be eligible for a guaranteed bonus in the amount of at least Fifty Thousand Dollars ($50,000) for the Company's fiscal year ended December 31, 1998, subject to approval of the bonus program under consideration as of the date of this Agreement by the Board of Directors, at the rate of 25% if the minimum performance goals are attained, 50% if the targeted performance goals are attained, and 100% if the maximum performance goals are attained, and
(ii) may be eligible for annual bonuses for all subsequent fiscal years in accordance with such policies, rules and criteria as may be established by the Compensation Committee, in its sole discretion.

         (c) The Executive  shall  receive,  as a condition of his  employment,
(i) 20,000 restricted shares of the Company's common stock, $.01 par value (the" Common Stock"), with a date of grant of July 20, 1998 (the "Date of Grant") and with such restricted shares vesting at the rate of 4,000 shares per year, with the first increment being immediately vested as of the Date of Grant and each subsequent increment becoming vested on the first through fourth anniversaries of the Date of Grant; and (ii) stock options for an aggregate of 100,000 shares of Common Stock, at an exercise price of $13 9/16 per share, and with such options becoming exercisable at the rate of 20,000 shares per year, with the first increment being immediately exercisable as of the Date of Grant and each subsequent increment becoming exercisable on the first through fourth anniversaries of the Date of Grant.

         (d) The Executive shall also be eligible to participate in the Company's Executive Deferred Compensation Plan, under which the Executive shall be entitled to defer up to twenty-five percent (25%) of his base salary, bonus or both and the Company shall credit a matching contribution equal to ten percent (10%) of the Executive's base salary to the Executive's account.

         (e) The Executive shall be eligible to receive, subject to the oversight and approval of the Compensation Committee, annual stock options for shares of Common Stock, up to an aggregate of 200,000 shares for attainment of the maximum performance goals then applicable, for the Company's 1998 fiscal year to be paid in early 1999, which may be paid in the alternative on the attainment of such maximum performance goals as an aggregate of 40,000 restricted shares of Common Stock.




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         (f) In addition, the Company's Board of Directors  or the  Compensation
Committee may from time to time authorize the payment to the Executive of other incentive compensation, in accordance with rules and criteria established by the Compensation Committee, in its sole discretion.

         5. Medical and 401(k) Plans; Eligibility for Other Benefits. The Executive shall be eligible for participation in the Company's (a) medical plan commensurate with the benefits offered to all other executives and employees of the Company and (b) the Company's 401(k) Plan. Additionally, this Agreement shall not be in lieu of any rights, benefits and privileges to which the Executive may be entitled as a management level employee of the Company, including but not limited to any other retirement, pension, profit-sharing, insurance, dental, hospital or other plans which may now be in effect or which may hereafter be adopted by the Company. The Executive shall have the same rights and privileges to participate in such plans and benefits offered by the Company as any other management level employee during the Term.

         6. Vacation Benefits; Expenses. The Executive shall be entitled to full vacation benefits as of the date of this Agreement. Further, the Company recognizes that the Executive will have to incur certain out-of-pocket expenses, including but not limited to travel expenses, related to his services and the Company's business and the Company agrees to reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses.

         7. Change of Control. In the event of the Executive's termination resulting from a change of control of the Parent, for a term of three (3) years, the Executive shall be entitled to receive, in addition to any compensation earned but not paid through the date of the Executive's termination resulting from such a change of control, a change-of-control payment in an amount and on terms and conditions to be subsequently approved by the Parent's and the Company's Boards of Directors after the date of this Agreement.

         8. Termination in Case of Death or Disability. In case of the Executive's death or permanent disability (defined to mean the Executive's inability, by reason of physical or mental disability of the Executive, confirmed by a licensed physician, to perform the services described in Section 3 above, which inability continues for a period of one hundred twenty (120) consecutive days within any one (1) year period), the Company may terminate this Agreement, subject to the terms of Section 9.






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                  9.       Definitions.  For purposes of this Agreement, the
following terms shall have the following definitions:

                  (a) "Voluntary Termination" means the Executive's voluntary termination of his employment hereunder, which may be effected by the Executive giving the Company's and the Parent's Boards of Directors 30 days written notice of the Executive's desire to terminate his employment or the Executive's failure to provide substantially all the services described in Section 3 hereof for a period greater than four (4) consecutive weeks by reason of the Executive's voluntary refusal to perform such services. Notwithstanding the foregoing, if the Executive gives notice of Voluntary Termination and, prior to the expiration of the 30-day notice period, the Executive voluntarily refuses or fails to provide substantially all the services described in Section 3 hereof for a period of eight or more business days, the Voluntary Termination shall be deemed to be effective as of the date on which the Executive so ceases to carry out his duties. For purposes of this Section 9, voluntary refusal to perform services shall not include the Executive's failure to perform services on account of his illness (except as described in Section 8 hereof), or the illness of a member of his immediate family, provided such illness is adequately substantiated at the reasonable request of the Company and the Parent, authorized vacation or any other absence from service with the written consent of the Company's and the Parent's Boards of Directors. For purposes of this Section 9(a), immediate family shall constitute the Executive's spouse and children, if applicable.

                  (b) "Termination Without Cause" means the termination of the Executive's employment by the Company for any reason other than Voluntary Termination or Termination With Cause.

                  (c) "Termination With Cause" means the termination of the Executive's employment by act of the Company's or the Parent's Board of Directors for any of the following reasons:

                           (i) the Executive's conviction of a crime involving some act of dishonesty or moral turpitude (specifically excepting simple misdemeanors not involving acts of dishonesty and all traffic violations);

                           (ii) the Executive's theft, embezzlement, misappropriation of or intentional and malicious infliction of damage to the Company's or the Parent's property or a business opportunity;

                           (iii)  the  Executive's  continuous  neglect  of  his
                           duties   with  the  Company  or  the  Parent  or  his
                           continuous failure or refusal to follow any reasonable, unambiguous duly adopted written direction of the respective Board of Directors or any duly constituted committee thereof; and






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                           (iv) the Executive's abuse of alcohol, drugs or other
                           substances,   or  his  engaging  in  other   personal
                           activities  in  a  manner  that,  in  the  reasonable
                           judgment  of  the  respective   Board  of  Directors,
                           adversely   affects  the   reputation,   goodwill  or
                           business position of the Company or the Parent.

                  (d) "Involuntary Termination" means conduct on the part of the Company or the Parent that constitutes continuous and material interference by the Company or the Parent with the Executive's performance of his duties as set forth in Section 3 hereof or the intentional or material breach by the Company or the Parent of this Agreement.

         10. Voluntary Termination; Termination With Cause. If the Executive shall cease being an employee of the Company or the Parent on account of a Voluntary Termination or shall suffer a Termination With Cause, then the Executive shall not be entitled to any compensation after the effective date of such Voluntary Termination or Termination With Cause (except compensation accrued but unpaid on the date of such event).

         11. Death or Disability; Termination Without Cause; or Involuntary Termination. If the Executive shall suffer a death, disability, Involuntary Termination or a Termination Without Cause, then (a) the Company shall pay the Executive his Base Salary (prorated for the remainder of the Term), all bonuses to which the Employee would otherwise be entitled, medical insurance and other benefits for the remainder for the Term, and (b) all stock options and shares of restricted stock previously granted to the Employee shall neither be terminated or canceled nor shall their vesting periods be altered due to such death, disability, Involuntary Termination or Termination Without Cause.

         12. Notices. All notices or deliveries authorized or required pursuant to this Agreement shall be deemed to have been given when in writing and personally delivered or when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

         To the Company:                    Equity Inns Services, Inc.
                                            7700 Wolf River Boulevard
                                            Germantown, Tennessee 38138

                                            Attn:  Board of Directors

         To the Parent:                     Equity Inns, Inc.
                                            7700 Wolf River Boulevard
                                            Germantown, Tennessee  38138

         To the Executive:                  Donald H. Dempsey
                                            c/o Equity Inns, Inc.
                                            7700 Wolf River Boulevard
                                            Germantown, Tennessee 38138




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         13. Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

         14. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         15. Assignment. The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement. Either the Company or the Parent may assign its rights and obligations under this Agreement in connection with a merger or sale of substantially all of either such corporation's assets. The Executive's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Executive, and the Company's and the Parent's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's and the Parent's corporate successors, assigns, and legal representatives. As used herein, the Company or the Parent shall include any assignee, successor in interest or legal representative of the Company or the Parent.

         16. Headings. Headings in this Agreement are provided for the sake of convenience only and shall not be used to interpret or construe its provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the above-written date.

                                    EQUITY INNS SERVICES, INC.

                                    By:     /s/ Phillip H. McNeill
                                            ----------------------
                                    Name:   Phillip H. McNeill, Sr.
                                            -----------------------
                                    Title:  CEO
                                            -----------------------

                                    EQUITY INNS, INC.


                                    By: /s/ Phillip H. McNeill
                                    --------------------------
                                    Name: Phillip H. McNeill, Sr.
                                    -----------------------------
                                    Title: CEO
                                    ----------



                                    EXECUTIVE:


                                    /s/ Donald H. Dempsey
                                    ---------------------
                                    Donald H. Dempsey